Exhibit 99.1

Bar Harbor Bankshares Reports Second Quarter Results; Declares Dividend

BAR HARBOR, MAINE – July 21, 2021 - Bar Harbor Bankshares (NYSE American: BHB) reported second quarter 2021 net income of $9.0 million or $0.60 per share from $8.5 million or $0.55 per share in the same quarter of 2020, an increase of 9% in earnings per share.  Core earnings (non-GAAP) were $9.4 million, or $0.63 per share, compared to $8.6 million, or $0.56 per share for the same periods.  Non-core items (non-GAAP) reduced net income in the second quarter 2021 by $384 thousand, or $0.02 per share.

SECOND QUARTER FINANCIAL HIGHLIGHTS (compared to the second quarter 2020, unless otherwise noted)

●	9% growth in earnings per share, 13% growth in core earnings (non-GAAP)
●	0.97% return on assets; 1.01% core return on assets (non-GAAP)
●	8% annualized total commercial loan growth, excluding PPP loans
●	14% annualized increase in core deposits
●	13% increase in fee income
●	Exceptional credit quality

President and Chief Executive Officer, Curtis C. Simard stated, “We had another quarter of double-digit core earnings growth and core return on assets of over 1.00%.  Profitability increased on higher fee income driven from growth in core deposits and assets under management (AUM). Customer service income returned to pre-pandemic levels suggesting a potentially meaningful recovery in regional activity, augmented by a lift from our previously announced fee strategies implemented at the start of this year. The 8% annualized growth in commercial loans during the quarter, excluding PPP, reflects our commitment to meeting the needs of our existing customers and developing new relationships as we navigate past PPP activities.  Our Wealth Management business continues to be a significant contributor to total non-interest income while our Retail and Commercial loan teams continue to generate new core deposit accounts, especially in DDA categories.  More than 1,000 new banking relationships were created in the second quarter, highlighting both existing customer retention efforts and new customer initiatives. With the increase in mortgage rates late in the first quarter, we chose to opportunistically add balances to the balance sheet which helped stem the attrition. However, a focus on IRR management remains top of mind.”

Mr. Simard continued, “We continued to organically grow our capital levels expanding tangible equity to tangible assets (non-GAAP) to 8.23%, while maintaining exceptional credit quality. All credit metrics remain strong and further improved in the quarter, primarily marked by lower past dues, minimal net charge-offs and improved coverage ratios.  Overall, we continue to see favorable migration in risk ratings across most loan categories.  Loan modification concessions made during the pandemic have essentially all resumed normal repayment schedules as of the end of the quarter.”

Mr. Simard stated, “As we think about net interest margin (NIM) quarter over quarter, the second quarter had substantially less PPP fee acceleration and was further impacted by the excess cash on hand. Of note, $105 million of wholesale deposits matured on the last day of the quarter which will benefit our cost of funds going forward.  We are starting to see a leveling off of NIM, excluding non-recurring items, as reliance on wholesale borrowings continues to be reduced and DDA growth continues. Given our overall asset sensitive balance sheet position and a more core-funded profile, we are well positioned for when rates start to move back up.  Excluding the effects of one-time items, our second quarter NIM was 2.95% compared with the same adjusted metric of 2.86% in the first quarter 2021.”

Mr. Simard commented, “In the first quarter, we announced the initiation of a comprehensive review of our non-interest expenses which included an annual reduction to salary and benefits of more than $3.0 million, along with additional cost savings associated with vendor contracts and process efficiencies.  While some savings have been immediately realized in our second quarter run-rates, others will be phased in depending on contract timelines. As we continue to resume business-as-usual activities, we are also rolling out cost containment initiatives to absorb any potential increases associated with pandemic-delayed expenses.  Lastly, we evaluate profitability at each branch within our footprint, at least annually, taking into consideration the unique geography of Northern New England and our customer needs.”

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Mr. Simard concluded, “As we move into the second half of the year, we are encouraged by an improving economic outlook and better operating conditions. Our collective resilience has prepared and positioned us to move forward with the same resolve that has sustained us throughout the pandemic. We have a unique complementary footprint that is enabling us to utilize all earnings levers that align with our model and strategy. We look forward to continuing to serve our customers and communities in the way they are accustomed to.”

DIVIDEND DECLARED

The Board of Directors voted to declare a cash dividend of $0.24 per share to shareholders of record at the close of business on August 17, 2021, payable on September 17, 2021.  This dividend equates to a 3.35% annualized yield based on the $28.62 closing price of the Company's common stock at the end of the second quarter of 2021.

FINANCIAL CONDITION

Total assets were $3.6 billion at the end of the second quarter as the Company leveraged excess cash liquidity to reduce maturing brokered deposits of $104.7 million during the quarter.  Loans decreased $35.5 million during the quarter, or 6% on an annualized basis, primarily due to PPP loan forgiveness and prepayments on residential loans.

During the quarter we developed 76 new commercial relationships, resulting in commercial real estate loan growth of 6% on an annualized basis and commercial and industrial loan growth 13% on an annualized basis, exclusive of PPP loans. PPP loan balances totaled $65.9 million at quarter-end, consisting of $62.7 million of 2021 originations and $3.2 million from 2020.  Unearned deferred fee balances on PPP loans totaled $3.7 million at the end of the quarter.  These balances are expected to be realized through early 2022.  COVID loan modifications totaled $19.0 million, down from $43.0 million at the end of the first quarter 2021, as 97% of modified loans have resumed normal payment schedules.  Total residential loans decreased $47.5 million, which includes $84.0 million of originations, $56.0 million of sales in the secondary market and $75.5 million of prepayments/amortization. Total originations during the quarter included $51.0 million that was sold on the secondary market and $33.0 million that was recorded on the balance sheet.

The allowance for credit losses decreased to $22.8 million during the second quarter due to stronger economic forecasts, offset by changes in overall loan mix.  Net charge offs totaled $73 thousand, or less than 0.01% of the total loan portfolio, and non-accruing loans decreased to $13.6 million, or 0.54% of the total loans.   The ratio of past due loans to total loans improved to 0.15% of total loans at June 30, 2021, decreasing from 0.44% in the first quarter of 2021.  Commercial past due loans totaled $1.9 million at quarter end, which is the lowest level since 2016 when the portfolio was approximately 36% of its current size.

Total deposits decreased $90.0 million to $2.8 billion during the quarter, due to lower time deposits, offset by significant growth in core deposits. Core deposits increased $77.8 million, or 14% on an annualized basis, during the quarter.  Over 1,000 new customer relationships were added in the quarter.  Time deposits decreased $167.7 million during the quarter, primarily due to $104.7 million of brokered deposits not being replaced upon maturity due to excess liquidity.  Retail time deposits decreased $63.0 million as customers moved funds to transactional accounts upon contractual maturity.

The Company’s book value per share was $27.76 at June 30, 2021, compared with $27.13 at the end of the first quarter 2021. Tangible book value per share (non-GAAP measure) was $19.30 at the end of the second quarter 2021, compared to $18.64 at the end of the first quarter 2021, equating to an annualized growth rate of 14%.  Other comprehensive income included unrealized gains on securities totaling $7.2 million in the second quarter 2021 compared to $4.5 million at the end of the first quarter 2021.

RESULTS OF OPERATIONS

Net income in the second quarter 2021 was $9.0 million, or $0.60 per share, compared to $8.5 million, or $0.55 per share, in the same quarter of 2020.  Net income benefited from higher fee income and a credit provision recapture in the quarter.  Core earnings totaled $9.4 million or $0.63 per share, compared to $8.6 million, or $0.56 per share, in the same quarter of 2020.  Non-core items (non-GAAP) reduced net income by $384 thousand and $119 thousand in second quarters of 2021 and 2020, respectively.

Net interest margin equaled 2.74% compared to 2.93% in the same period of 2020.  PPP loans contributed 7 basis points to NIM during the quarter as the majority of the remaining 2020 originations were forgiven.  Accretion on PPP loans originated in 2021 are not expected to materially affect NIM until loans are forgiven starting in the third quarter 2021.  Interest-bearing cash balances, held mostly at the Federal Reserve Bank, reduced NIM by 19 basis points.  The yield on earning assets totaled 3.26% compared to 3.73% in the second quarter 2020.  Excluding the impact of PPP and excess cash, the yield on earning assets totaled 3.44% and 3.98% for the same periods.  Costs of funds decreased to 0.66% from 0.96% in the second quarter 2020 due to lower deposit rates and reductions to wholesale funding afforded by significant growth in core deposits.  Brokered deposits that matured during second quarter carried 9 basis points of the total funding cost.

BHB - Bar Harbor Bankshares	Page 2	www.barharbor.bank

The provision for credit losses for the quarter was a benefit of $765 thousand, compared to an expense of $1.4 million in the second quarter of 2020.  The provision recapture in the second quarter 2021 is attributable to improving economic forecasts and strong credit quality, offset by shifts in our loan mix.

Non-interest income in the second quarter 2021 equaled $9.5 million, compared to $9.7 million in the same quarter of 2020.  Non-interest income, excluding gain on sales of securities, increased 13% on higher customer service fees, wealth management income, and gains on loan sales.  Wealth management income increased 20% over the same quarter of 2020 as assets under management increased to $2.4 billion or 12% compared to the same period of 2020.  Customer service fees increased $818 thousand compared to the second quarter of 2020 as customer activity and transactions now exceed pre-pandemic levels.  Mortgage banking activities continue to contribute a significant amount of fee income, increasing to $1.6 million, compared to $1.1 million in the same period of 2020.

Non-interest expense improved to $21.7 million in the second quarter 2021 from $22.3 million in the same quarter of 2020.  Salaries and benefits expense decreased 5% due to implementing workforce reduction programs at the beginning of the second quarter.  Non-core expenses (non-GAAP) in the second quarter 2021 totaled $553 thousand and were mostly one-time reduction in workforce.  In the same quarter of 2020 non-core expenses (non-GAAP) totaled $1.5 million and included costs to consolidate our wealth management systems and a loss on debt extinguishment.

BHB - Bar Harbor Bankshares	Page 3	www.barharbor.bank

BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 130 years. Bar Harbor provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD LOOKING STATEMENTS

Certain statements under the headings "SECOND QUARTER FINANCIAL HIGHLIGHTS", “FINANCIAL CONDITION” and “RESULTS OF OPERATIONS” contained in this document, that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this earnings release the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying forward-looking statements. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions, increased competitive pressures, changes in the interest rate environment, legislative and regulatory change, changes in the financial markets, and other risks and uncertainties disclosed from time to time in documents that the Company files with the Securities and Exchange Commission, including but not limited to those discussed in the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any subsequently filed Quarterly Reports on Form 10-Q. Because of these and other uncertainties, the Company’s actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, the Company’s past results of operations do not necessarily indicate future results. You should not place undue reliance on any of the forward-looking statements, which speak only as of the dates on which they were made. The Company is not undertaking an obligation to update forward-looking statements, even though its situation may change in the future, except as required under federal securities law. The Company qualifies all of its forward-looking statements by these cautionary statements.

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NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. The Company's non-GAAP core earnings information set forth is not necessarily comparable to non- GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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BHB - Bar Harbor Bankshares	Page 5	www.barharbor.bank

CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Footnotes to Selected Financial Highlights
C	Balance Sheets
D	Loan and Deposit Analysis
E	Statements of Income
F	Statements of Income (Five Quarter Trend)
G	Average Yields and Costs
H	Average Balances
I	Asset Quality Analysis
J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

BHB - Bar Harbor Bankshares	Page 6	www.barharbor.bank

BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2021	2021	2020	2020	2020
PER SHARE DATA
Net earnings, diluted	$0.60	$0.63	$0.58	$0.56	$0.55
Core earnings, diluted (1) (2)	0.63	0.68	0.62	0.61	0.56
Total book value	27.76	27.13	27.58	27.09	26.56
Tangible book value (2)	19.30	18.64	19.05	18.56	18.18
Market price at period end	28.62	29.42	22.59	20.55	22.39
Dividends	0.24	0.22	0.22	0.22	0.22

PERFORMANCE RATIOS (3)
Return on assets	0.97%	1.03%	0.92%	0.88%	0.90%
Core return on assets (1) (2)	1.01	1.11	0.98	0.96	0.91
Pre-tax, pre-provision return on assets	1.13	1.22	1.30	1.29	1.27
Core pre-tax, pre-provision return on assets (1) (2)	1.18	1.32	1.38	1.39	1.29
Return on equity	8.76	9.45	8.39	8.22	8.40
Core return on equity (1) (2)	9.13	10.13	8.95	8.98	8.52
Return on tangible equity	12.88	14.01	12.45	12.24	12.55
Core return on tangible equity (1) (2)	13.42	15.00	13.27	13.36	12.72
Net interest margin, fully taxable equivalent (FTE) (2) (4)	2.74	2.88	3.02	2.90	2.93
Core net interest margin (1) (2) (5)	2.67	2.78	2.79	2.89	2.92
Efficiency ratio (2)	63.45	61.95	61.98	59.47	60.67

ORGANIC GROWTH (Year-to-date, annualized) (2)
Total commercial loans	9%	14%	17%	27%	33%
Total loans	(4)	(2)	(3)	3	5
Total deposits	(6)	1	8	12	(0)

FINANCIAL DATA (In millions)
Total assets	$3,640	$3,730	$3,726	$3,860	$3,780
Total earning assets (6)	3,274	3,371	3,360	3,496	3,414
Total investments	636	641	599	619	662
Total loans	2,516	2,551	2,563	2,685	2,706
Allowance for credit losses	23	24	19	18	17
Total goodwill and intangible assets	127	127	127	127	128
Total deposits	2,822	2,912	2,906	2,935	2,695
Total shareholders' equity	416	406	411	404	404
Net income	9	9	9	8	8
Core earnings (1) (2)	9	10	9	9	9

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.01%	0.03%	0.03%	0.06%	0.02%
Allowance for credit losses/total loans	0.91	0.93	0.74	0.67	0.61
Loans/deposits	89	88	88	91	100
Shareholders' equity to total assets	11.42	10.87	11.04	10.48	10.69
Tangible shareholders' equity to tangible assets	8.23	7.73	7.90	7.42	7.57

A

(1)	Core measurements are non-GAAP financial measures adjusted to exclude net non-operating charges primarily related to acquisitions, restructurings, system conversions, loss on debt extinguishment and gain or loss on sale of securities, other real estate owned and premises and equipment. Refer to the Reconciliation of Non-GAAP Financial Measures in table J for additional information.
(2)	Non-GAAP financial measure.
(3)	All performance ratios are based on average balance sheet amounts, where applicable.
(4)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(5)	Core net interest margin excludes Paycheck Protection Program loans.
(6)	Earning assets includes non-accruing loans and interest-bearing deposits with other banks. Securities are valued at amortized cost.

B

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)	2021	2021	2020	2020	2020
Assets
Cash and due from banks	$41,440	$39,039	$27,566	$22,722	$24,430
Interest-bearing deposits with other banks	132,278	184,473	198,441	192,935	46,243
Total cash and cash equivalents	173,718	223,512	226,007	215,657	70,673

Securities available for sale	621,849	626,403	585,046	604,529	641,574
Federal Home Loan Bank stock	14,145	14,826	14,036	13,975	20,265
Total securities	635,994	641,229	599,082	618,504	661,839

Loans held for sale	7,942	10,148	23,988	23,721	22,979

Total loans	2,515,560	2,551,064	2,562,885	2,684,970	2,706,438
Less: Allowance for credit losses	(22,815)	(23,653)	(19,082)	(17,907)	(16,509)
Net loans	2,492,745	2,527,411	2,543,803	2,667,063	2,689,929

Premises and equipment, net	51,119	52,253	52,458	51,424	50,464
Other real estate owned	—	—	—	1,983	2,318
Goodwill	119,477	119,477	119,477	119,477	119,477
Other intangible assets	7,198	7,431	7,670	7,913	8,155
Cash surrender value of bank-owned life insurance	78,886	78,388	77,870	77,388	76,896
Deferred tax asset, net	4,349	5,639	1,745	2,180	2,451
Other assets	68,247	64,742	73,662	74,400	75,084
Total assets	$3,639,675	$3,730,230	$3,725,762	$3,859,710	$3,780,265

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$599,598	$586,487	$544,636	$515,064	$504,325
NOW deposits	802,681	761,817	738,849	706,048	642,908
Savings deposits	578,361	560,095	521,638	511,938	466,668
Money market deposits	371,075	365,507	402,731	388,356	402,835
Time deposits	470,758	638,436	698,361	813,509	678,126
Total deposits	2,822,473	2,912,342	2,906,215	2,934,915	2,694,862

Senior borrowings	279,991	292,210	276,062	385,472	546,863
Subordinated borrowings	60,042	60,003	59,961	59,920	59,879
Total borrowings	340,033	352,213	336,023	445,392	606,742

Other liabilities	61,597	60,094	72,183	74,958	74,487
Total liabilities	3,224,103	3,324,649	3,314,421	3,455,265	3,376,091

Total common shareholders' equity	415,572	405,581	411,341	404,445	404,174
Total liabilities and shareholders' equity	$3,639,675	$3,730,230	$3,725,762	$3,859,710	$3,780,265

Net shares outstanding	14,972	14,950	14,916	14,929	15,214

C

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized
						Growth %
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Quarter	Year to
(in thousands)	2021	2021	2020	2020	2020	End	Date
Commercial real estate	$1,135,857	$1,118,669	$1,084,381	$1,045,635	$982,070	6%	9%
Commercial and industrial	327,729	317,500	323,864	324,647	340,898	13	2
Paycheck Protection Program (PPP)	65,918	77,878	53,774	131,537	131,626	(61)	45
Total commercial loans	1,529,504	1,514,047	1,462,019	1,501,819	1,454,594	4	9
Total commercial loans, excluding PPP	1,463,586	1,436,169	1,408,245	1,370,282	1,322,968	8	8

Residential real estate	822,774	868,084	923,891	997,485	1,060,729	(21)	(22)
Consumer	103,589	106,835	113,544	119,340	124,197	(12)	(18)
Tax exempt and other	59,693	62,098	63,431	66,326	66,918	(15)	(12)
Total loans	$2,515,560	$2,551,064	$2,562,885	$2,684,970	$2,706,438	(6)%	(4)%

DEPOSIT ANALYSIS

						Annualized
						Growth %
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Quarter	Year to
(in thousands)	2021	2021	2020	2020	2020	End	Date
Demand	$599,598	$586,487	$544,636	$515,064	$504,325	9%	20%
NOW	802,681	761,817	738,849	706,048	642,908	21	17
Savings	578,361	560,095	521,638	511,938	466,668	13	22
Money market	371,075	365,507	402,731	388,356	402,835	6	(16)
Total non-maturity deposits	2,351,715	2,273,906	2,207,854	2,121,406	2,016,736	14	13
Total time deposits	470,758	638,436	698,361	813,509	678,126	*	(65)
Total deposits	$2,822,473	$2,912,342	$2,906,215	$2,934,915	$2,694,862	(12)%	(6)%

*Indicates ratios of 100% or greater.

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2021	2020	2021	2020
Interest and dividend income
Loans	$23,191	$26,493	$47,396	$54,480
Securities and other	3,992	4,942	7,971	10,449
Total interest and dividend income	27,183	31,435	55,367	64,929
Interest expense
Deposits	2,603	4,548	5,554	10,568
Borrowings	1,826	2,297	3,637	5,208
Total interest expense	4,429	6,845	9,191	15,776
Net interest income	22,754	24,590	46,176	49,153
Provision for credit losses	(765)	1,354	(1,254)	2,465
Net interest income after provision for credit losses	23,519	23,236	47,430	46,688
Non-interest income
Trust and investment management fee income	3,801	3,159	7,467	6,528
Customer service fees	3,257	2,439	6,227	5,551
Gain on sales of securities, net	50	1,351	50	1,486
Mortgage banking income	1,553	1,124	4,123	1,581
Bank-owned life insurance income	498	496	1,016	1,033
Customer derivative income	86	513	496	1,101
Other income	260	628	374	851
Total non-interest income	9,505	9,710	19,753	18,131
Non-interest expense
Salaries and employee benefits	11,356	11,909	23,532	23,793
Occupancy and equipment	3,894	3,860	8,222	8,280
Loss (gain) on sales of premises and equipment, net	1	(2)	9	90
Outside services	533	442	965	976
Professional services	151	337	709	1,009
Communication	198	194	519	483
Marketing	534	282	824	670
Amortization of intangible assets	233	256	474	512
Loss on debt extinguishment	—	1,351	—	1,351
Acquisition, conversion and other expenses	552	158	1,441	261
Other expenses	4,272	3,479	7,520	7,200
Total non-interest expense	21,724	22,266	44,215	44,625
Income before income taxes	11,300	10,680	22,968	20,194
Income tax expense	2,275	2,199	4,463	3,992
Net income	$9,025	$8,481	$18,505	$16,202

Earnings per share:
Basic	$0.60	$0.55	$1.24	$1.05
Diluted	0.60	0.55	1.23	1.04

Weighted average shares outstanding:
Basic	14,965	15,424	14,950	15,500
Diluted	15,042	15,441	15,026	15,523

E

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands, except per share data)	2021	2021	2020	2020	2020
Interest and dividend income
Loans	$23,191	$24,205	$26,687	$25,918	$26,493
Securities and other	3,992	3,979	4,013	4,557	4,942
Total interest and dividend income	27,183	28,184	30,700	30,475	31,435
Interest expense
Deposits	2,603	2,951	3,606	3,869	4,548
Borrowings	1,826	1,811	1,732	1,941	2,297
Total interest expense	4,429	4,762	5,338	5,810	6,845
Net interest income	22,754	23,422	25,362	24,665	24,590
Provision for credit losses	(765)	(489)	1,360	1,800	1,354
Net interest income after provision for credit losses	23,519	23,911	24,002	22,865	23,236
Non-interest income
Trust and investment management fee income	3,801	3,666	3,318	3,532	3,159
Customer service fees	3,257	2,970	2,890	2,886	2,439
Gain on sales of securities, net	50	—	3,959	—	1,351
Mortgage banking income	1,553	2,570	2,654	2,649	1,124
Bank-owned life insurance income	498	518	482	492	496
Customer derivative income	86	410	1,086	316	513
Other income	260	114	334	227	628
Total non-interest income	9,505	10,248	14,723	10,102	9,710
Non-interest expense
Salaries and employee benefits	11,356	12,176	13,318	11,809	11,909
Occupancy and equipment	3,894	4,328	4,192	4,279	3,860
Loss (gain) on sales of premises and equipment, net	1	8	(122)	—	(2)
Outside services	533	432	571	438	442
Professional services	151	558	572	479	337
Communication	198	321	194	215	194
Marketing	534	290	415	300	282
Amortization of intangible assets	233	241	256	256	256
Loss on debt extinguishment	—	—	—	—	1,351
Acquisition, conversion and other expenses	552	889	4,849	691	158
Other expenses	4,272	3,248	3,571	3,952	3,479
Total non-interest expense	21,724	22,491	27,816	22,419	22,266
Income before income taxes	11,300	11,668	10,909	10,548	10,680
Income tax expense	2,275	2,188	2,269	2,146	2,199
Net income	$9,025	$9,480	$8,640	$8,402	$8,481

Earnings per share:
Basic	$0.60	$0.63	$0.58	$0.56	$0.55
Diluted	0.60	0.63	0.58	0.56	0.55

Weighted average shares outstanding:
Basic	14,965	14,934	14,909	15,079	15,424
Diluted	15,042	15,007	14,952	15,103	15,441

F

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED

	Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2021	2021	2020	2020	2020
Earning assets
Interest-bearing deposits with other banks (1)	0.09%	0.09%	0.11%	0.09%	0.08%
Securities available for sale and FHLB stock	2.66	2.79	2.97	3.04	3.26
Loans:
Commercial real estate	3.54	3.68	3.74	3.81	4.11
Commercial and industrial	3.60	3.86	3.92	4.39	4.13
Paycheck protection program	5.56	8.12	11.56	3.18	3.34
Residential real estate	3.80	3.76	3.74	3.71	3.81
Consumer	3.44	3.56	3.65	3.42	3.81
Total loans	3.70	3.85	4.03	3.81	3.94
Total earning assets	3.26%	3.46%	3.65%	3.57%	3.73%

Funding liabilities
Deposits:
NOW	0.12%	0.14%	0.15%	0.14%	0.14%
Savings	0.10	0.13	0.13	0.13	0.15
Money market	0.12	0.14	0.14	0.16	0.40
Time deposits	1.37	1.44	1.64	1.69	1.94
Total interest-bearing deposits	0.45	0.51	0.61	0.66	0.81
Borrowings	2.12	2.16	1.83	1.60	1.51
Total interest-bearing liabilities	0.66%	0.72%	0.77%	0.82%	0.96%

Net interest spread	2.60	2.74	2.88	2.75	2.77
Net interest margin (1)	2.74	2.88	3.02	2.90	2.93
Core net interest margin (2)	2.67	2.78	2.79	2.89	2.92

(1)	Income from interest-bearing deposits with other banks has been separated from securities and restated for prior periods to conform to the current period presentation.
(2)	Core net interest margin excludes Paycheck Protection Program loans.

G

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)	2021	2021	2020	2020	2020
Assets
Interest-bearing deposits with other banks (1)	$228,825	$176,728	$176,747	$92,066	$71,067
Securities available for sale and FHLB stock (2)	635,978	613,459	563,118	627,162	648,185
Loans:
Commercial real estate	1,122,831	1,099,937	1,059,574	1,012,194	952,264
Commercial and industrial	378,634	377,176	386,201	399,734	417,620
Paycheck protection program	76,701	65,149	91,109	131,605	104,740
Residential real estate	850,119	916,633	995,173	1,060,084	1,117,608
Consumer	104,851	109,802	115,876	121,248	126,413
Total loans (3)	2,533,136	2,568,697	2,647,933	2,724,865	2,718,645
Total earning assets	3,397,939	3,358,884	3,387,798	3,444,093	3,437,897
Cash and due from banks	21,414	23,221	22,473	36,521	43,165
Allowance for credit losses	(23,419)	(24,822)	(18,690)	(17,028)	(15,678)
Goodwill and other intangible assets	126,789	127,024	127,264	127,508	127,751
Other assets	223,369	232,477	237,424	223,316	213,986
Total assets	$3,746,092	$3,716,784	$3,756,269	$3,814,410	$3,807,121

Liabilities and shareholders' equity
Deposits:
NOW	$781,836	$749,100	$713,464	$677,706	$611,860
Savings	568,193	541,203	516,266	488,508	450,621
Money market	368,826	378,743	399,543	396,351	411,232
Time deposits	619,454	675,422	734,523	777,424	776,042
Total interest-bearing deposits	2,338,309	2,344,468	2,363,796	2,339,989	2,249,755
Borrowings	345,896	340,209	376,437	481,687	612,538
Total interest-bearing liabilities	2,684,205	2,684,677	2,740,233	2,821,676	2,862,293
Non-interest-bearing demand deposits	591,982	550,657	535,402	507,844	472,688
Other liabilities	56,630	74,646	71,119	78,072	66,302
Total liabilities	3,332,817	3,309,980	3,346,754	3,407,592	3,401,283
Total shareholders' equity	413,275	406,804	409,515	406,818	405,838
Total liabilities and shareholders' equity	$3,746,092	$3,716,784	$3,756,269	$3,814,410	$3,807,121

(1)	Total average interest-bearing deposits with other banks is net of Federal Reserve daily cash letter.
(2)	Average balances for securities available-for-sale are based on amortized cost.
(3)	Total average loans include non-accruing loans and loans held for sale.

H

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)	2021	2021	2020	2020	2020
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$4,367	$4,664	$4,251	$4,714	$3,981
Commercial installment	1,370	1,534	1,466	1,820	1,790
Residential real estate	6,788	6,753	5,729	7,154	7,194
Consumer installment	1,054	1,118	742	720	1,023
Total non-accruing loans	13,579	14,069	12,188	14,408	13,988
Other real estate owned	—	—	—	1,983	2,318
Total non-performing assets	$13,579	$14,069	$12,188	$16,391	$16,306

Total non-accruing loans/total loans	0.54%	0.55%	0.48%	0.54%	0.52%
Total non-performing assets/total assets	0.37	0.38	0.33	0.42	0.43

PROVISION AND ALLOWANCE FOR CREDIT LOSSES
Balance at beginning of period	$23,653	$19,082	$17,907	$16,509	$15,297
Impact of CECL adoption	—	5,228	—	—	—
Charged-off loans	(239)	(216)	(297)	(439)	(220)
Recoveries on charged-off loans	166	48	112	37	78
Net loans charged-off	(73)	(168)	(185)	(402)	(142)
Provision for credit losses	(765)	(489)	1,360	1,800	1,354
Balance at end of period	$22,815	$23,653	$19,082	$17,907	$16,509

Allowance for credit losses/total loans	0.91%	0.93%	0.74%	0.66%	0.60%
Allowance for credit losses/non-accruing loans	168	168	157	124	118

NET LOAN CHARGE-OFFS
Commercial real estate	$(105)	$(131)	$63	$(252)	$71
Commercial installment	(7)	1	(228)	(10)	(155)
Residential real estate	88	(28)	(21)	1	(20)
Consumer installment	(49)	(10)	1	(141)	(38)
Total, net	$(73)	$(168)	$(185)	$(402)	$(142)

Net charge-offs (QTD annualized)/average loans	0.01%	0.03%	0.03%	0.06%	0.02%
Net charge-offs (YTD annualized)/average loans	0.02	0.03	0.07	0.08	0.10

DELINQUENT AND NON-ACCRUING LOANS/ TOTAL LOANS
30-89 Days delinquent	0.13%	0.43%	0.58%	0.16%	0.28%
90+ Days delinquent and still accruing	0.02	0.01	—	0.08	0.04
Total accruing delinquent loans	0.15	0.44	0.58	0.24	0.32
Non-accruing loans	0.54	0.55	0.48	0.54	0.52
Total delinquent and non-accruing loans	0.69%	0.99%	1.06%	0.78%	0.84%

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)		2021	2021	2020	2020	2020
Net income		$9,025	$9,480	$8,640	$8,402	$8,481
Non-core items:
(Gain) on sale of securities, net		(50)	—	(3,959)	—	(1,351)
Loss (gain) on sale of premises and equipment, net		1	8	(122)	—	(2)
(Gain) loss on other real estate owned		—	—	(11)	335	—
Loss on debt extinguishment		—	—	—	—	1,351
Acquisition, conversion and other expenses		552	889	4,849	691	158
Income tax expense (1)		(119)	(213)	(179)	(245)	(37)
Total non-core items		384	684	578	781	119
Core earnings (2)	(A)	$9,409	$10,164	$9,218	$9,183	$8,600

Net interest income	(B)	$22,754	$23,422	$25,362	$24,665	$24,590
Non-interest income		9,505	10,248	14,723	10,102	9,710
Total Revenue		32,259	33,670	40,085	34,767	34,300
(Gain) on sale of securities, net		(50)	—	(3,959)	—	(1,351)
Total core revenue (2)	(C)	$32,209	$33,670	$36,126	$34,767	$32,949

Total non-interest expense		21,724	22,491	27,816	22,419	22,266
Non-core expenses:
(Loss) gain on sale of premises and equipment, net		(1)	(8)	122	—	2
Gain (loss) on other real estate owned		—	—	11	(335)	—
Loss on debt extinguishment		—	—	—	—	(1,351)
Acquisition, conversion and other expenses		(552)	(889)	(4,849)	(691)	(158)
Total non-core expenses		(553)	(897)	(4,716)	(1,026)	(1,507)
Core non-interest expense (2)	(D)	$21,171	$21,594	$23,100	$21,393	$20,759

Total revenue		32,259	33,670	40,085	34,767	34,300
Total non-interest expense		21,724	22,491	27,816	22,419	22,266
Pre-tax, pre-provision net revenue		$10,535	$11,179	$12,269	$12,348	$12,034

Core revenue		32,209	33,670	36,126	34,767	32,949
Core non-interest expense		21,171	21,594	23,100	21,393	20,759
Core pre-tax, pre-provision net revenue	(U)	$11,038	$12,076	$13,026	$13,374	$12,190

(in millions)
Average earning assets	(E)	$3,398	$3,359	$3,388	$3,444	$3,438
Average paycheck protection program (PPP) loans	(R)	77	65	91	132	105
Average earning assets, excluding PPP loans	(S)	3,321	3,294	3,297	3,312	3,333
Average assets	(F)	3,746	3,717	3,756	3,814	3,807
Average shareholders' equity	(G)	413	407	410	407	406
Average tangible shareholders' equity (2) (3)	(H)	287	280	282	279	278
Tangible shareholders' equity, period-end (2) (3)	(I)	289	279	284	277	277
Tangible assets, period-end (2) (3)	(J)	3,513	3,603	3,598	3,732	3,653

J

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA – UNAUDITED

		At or for the Quarters Ended
		Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)		2021	2021	2020	2020	2020
Common shares outstanding, period-end	(K)	14,972	14,950	14,916	14,929	15,214
Average diluted shares outstanding	(L)	15,042	15,007	14,952	15,103	15,441

Core earnings per share, diluted (2)	(A/L)	$0.63	$0.68	$0.62	$0.61	$0.56
Tangible book value per share, period-end (2)	(I/K)	19.30	18.64	19.05	18.56	18.18
Securities adjustment, net of tax (1) (4)	(M)	7,237	4,510	10,023	11,681	11,412
Tangible book value per share, excluding securities adjustment (2) (4)	(I+M)/K	18.81	18.34	18.38	17.78	17.43
Tangible shareholders' equity/total tangible assets (2)	(I/J)	8.22	7.73	7.90	7.42	7.57

Performance ratios (5)
GAAP return on assets		0.97%	1.03%	0.92%	0.88%	0.90%
Core return on assets (2)	(A/F)	1.01	1.11	0.98	0.96	0.91
Pre-tax, pre-provision return on assets		1.13	1.22	1.30	1.29	1.27
Core pre-tax, pre-provision return on assets (2)	(U/F)	1.18	1.32	1.38	1.39	1.29
GAAP return on equity		8.76	9.45	8.39	8.22	8.40
Core return on equity (2)	(A/G)	9.13	10.13	8.95	8.98	8.52
Return on tangible equity		12.88	14.01	12.45	12.24	12.55
Core return on tangible equity (1) (2)	(A+Q)/H	13.42	15.00	13.27	13.36	12.72
Efficiency ratio (2) (6)	(D-O-Q)/(C+N)	63.45	61.95	61.98	59.47	60.67
Net interest margin	(B+P)/E	2.74	2.88	3.02	2.90	3.04
Core net interest margin (2) (7)	(B+P-T)/S	2.67	2.78	2.79	2.89	2.92

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$586	$595	$542	$570	$646
Franchise taxes included in non-interest expense	(O)	128	125	117	121	120
Tax equivalent adjustment for net interest margin	(P)	430	433	396	416	490
Intangible amortization	(Q)	233	241	256	256	256
Interest and fees on PPP loans	(T)	1,064	1,304	2,648	1,052	869

(1)	Assumes a marginal tax rate of 23.71% in the first and second quarter of 2021 and fourth quarter of 2020 and 23.87% for the first three quarters of 2020.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Securities adjustment, net of tax represents the total unrealized loss on available-for-sale securities recorded on the Company's consolidated balance sheets within total common shareholders' equity.
(5)	All performance ratios are based on average balance sheet amounts, where applicable.
(6)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.
(7)	Core net interest margin excludes Paycheck Protection Program loans.

K